Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Atlanticus Holdings Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form   S-3 (No. 333-255834) and Form S-8 (Nos. 333-150988, 333-196041, 333-211351, 333-218058, 333-224981 and 333-231578) of Atlanticus Holdings Corporation of our reports dated March 14, 2023 (except as to the effect of the material weakness described in Management’s Report on Internal Control over Financial Reporting, which is dated November 8, 2023) relating to the consolidated financial statements, and the effectiveness of Atlanticus Holdings Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022.

/s/ BDO USA, P.C.

Atlanta, Georgia

November 8, 2023